Exhibit (a)(2)


                            ROYCE VALUE TRUST, INC.

                             ARTICLES OF AMENDMENT

           ROYCE VALUE TRUST, INC., a Maryland corporation having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certificates to the State Department of Assessments and Taxation of Maryland, that:

           FIRST: The charter of the Corporation is hereby amended by striking out Paragraph (1) of Article V of the Articles of Incorporation and inserting in lieu thereof the following:

           "(1) The total number of shares of capital stock that the Corporation shall have authority to issue is two hundred million (200,000,000) shares, of which fifty million (50,000,000) shares shall be shares of Preferred Stock of the par value of one-tenth of one cent ($.001) per share and of the aggregate par value of fifty thousand dollars ($50,000) and one hundred fifty million (150,000,000) shares shall be shares of Common Stock of the par value of one-tenth of one cent ($.001) per share and of the aggregate par value of one hundred fifty thousand dollars ($150,000)."

           SECOND: The Board of Directors of the Corporation on February 24, 1988, duly adopted a resolution in which was set forth the foregoing amendment to the charter, declaring that such amendment of the charter as proposed was advisable and directing that it be submitted for action thereon by the stockholders of the Corporation at the Annual Meeting of Stockholders to be held on April 28, 1988.

           THIRD: Notice setting forth such amendment of the charter and stating that a purpose of the meeting of the stockholders would be to take action thereon, was given, as required by law, to all stockholders entitled to vote thereon. The amendment of the charter of the

Corporation as hereinabove set forth was approved by the stockholders of the Corporation at such meeting by the affirmative vote of at least a majority of all the votes entitled to be cast thereon, as permitted by the charter of the Corporation.

           FOURTH: The amendment of the charter of the Corporation as hereinabove set forth has been duly advised by the Board of Directors and approved by the stockholders of the Corporation.

           FIFTH: (a) The total number of shares of stock which the Corporation was heretofore authorized to issue is one hundred fifty million (150,000,000) shares, all of one class, of the par value of one tenth of one cent ($.001) each and of the aggregate pay value of one hundred fifty thousand dollars ($150,000).

                (b) The total number of shares of all classes of stock is increased by this amendment to fifty million (50,000,000) shares of Preferred Stock of the par value of one tenth of one cent ($.001) each and of the aggregate par value of fifty thousand dollars ($50,000) and one hundred fifty million (150,000,000) shares of Common Stock of the par value of one-tenth of one cent ($.001) each and of the aggregate par value of one hundred fifty thousand dollars ($150,000). The aggregate par value of all the shares of all classes of stock is two hundred thousand dollars ($200,000).

                (c) The information required by subsection (b) (2) (i) of
Section 2-607 was not changed by the amendment.

           IN WITNESS WHEREOF, ROYCE VALUE TRUST, INC. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on May 6, 1988.


                                  ROYCE VALUE TRUST, INC.


                                  By  /s/ Charles M. Royce
                                    -------------------------------
                                    Charles M. Royce, President


Witness:

/s/ Eileen P. Burke
--------------------------
Eileen P. Burke, Secretary

           THE UNDERSIGNED, President of Royce Value Trust, Inc., who executed on behalf of such corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of such corporation, the foregoing Articles of Amendment to be the corporate act of such corporation and further certificates that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                  /s/ Charles M. Royce
                                  -------------------------------
                                  Charles M. Royce, President



                                       3